UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2005

                     FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
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             (Exact name of registrant as specified in its charter)

Virginia                            000-50230                        54-1873198
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(State or other jurisdiction       (Commission                  (IRS Employer
of incorporation)                  File Number)              Identification No.)


     1001 Nineteenth Street North, Arlington, VA                       22209
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      (Address of principal executive offices)                      (Zip Code)

         Registrant's telephone number, including area code: (703) 312-9500

                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)


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ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         On February 16, 2005, Friedman, Billings, Ramsey Group, Inc. (the "Company") completed the acquisition of 100% of the equity interests of NLC Financial Services, LLC ("First NLC") pursuant to the securities purchase agreement, dated January 10, 2005, as amended, by and among Neal S. Henschel, Jeffrey M. Henschel, Benjamin Henschel, Andrew Henschel and Sun Mortgage Partners, L.P. (collectively, the "Sellers"), the Company, FNLC Financial Services, Inc., a wholly owned subsidiary of the Company ("Buyer"), and First NLC. In consideration of the acquisition of such equity interests, and taking into account the closing adjustments, Buyer paid to Sellers approximately $101 million in cash and Company stock.

         The Company announced the completion of this acquisition in a press release dated February 16, 2005, which is filed as Exhibit 99.1 and incorporated in its entirety by reference.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

       (c) Exhibits.

           99.1 Friedman, Billings, Ramsey Group, Inc. Press Release dated February 16, 2005 (announcing the completion of the acquisition of First NLC)


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
Date:  February 16, 2005                  By:    /s/ Emanuel J. Friedman
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                                          Name:  Emanuel J. Friedman
                                          Title: Co-Chairman and Co-Chief
                                                 Executive Officer